Semiannual Report

                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
SMALL CAP ADVANTAGE FUND

SEMIANNUAL REPORT FOR
THE PERIOD ENDED
SEPTEMBER 30, 2008


RIVERSOURCE SMALL CAP ADVANTAGE FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH
LONG-TERM CAPITAL GROWTH.


                                                 (SINGLE STRATEGY FUNDS ICON)



LETTER TO SHAREHOLDERS  --------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholder,

The turmoil in the financial markets has dominated the year's headlines and has many investors rightfully worried. These are unprecedented times for the financial industry. The third quarter of the year alone saw mortgage lenders Fannie Mae and Freddie Mac nationalized, investment bank Lehman Brothers file for bankruptcy, American International Group (AIG) bailed out by the federal government, Washington Mutual collapse, Merrill Lynch saved by Bank of America, and Wachovia sold to Wells Fargo. In addition, just days after the end of the third quarter, the much debated $700 billion Emergency Economic Stabilization Act was passed by Congress. The financial services landscape has been permanently altered.

Policymakers have been working to return the credit markets to some sense of normalcy, and yet there has been little news to reassure investors as they watched their portfolios continue to decline. Although history demonstrates that we experience a financial crisis about once a decade and it is widely accepted that the market is resilient and eventually will correct, no one can know when it will correct. In fact, the market may get worse before it improves. We understand how unnerving this can be for individual investors.

OUR COMMITMENT
The confidence in the credit markets may take longer to restore than most investors would like, and the real economy will experience a downturn as well. In the meantime, RiverSource Investments is dedicated to keeping shareholders in our Funds informed. To begin, we've asked portfolio managers to address the market volatility in the manager commentary on the following pages. In addition, you can find weekly market updates from our Chief Investment Officer and Chief Market Strategist on riversource.com.


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THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT



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Our team-based investment process allows us to work to protect your assets as best we can in the current environment. With your interest in mind, our investment managers continue to take a long-term view when selecting portfolio holdings, seeking investments that they believe will do well over time.

At RiverSource, we will remain focused on continuing to do all we can to serve you and help you manage through these troubling times. Below are some suggestions you can take to help you through the current volatility.

STAY FOCUSED ON YOUR LONG-TERM GOALS AND OBJECTIVES

REVIEW YOUR INVESTMENT PLAN
Now is the time to make sure that your investment plan addresses the current volatility as well as your long-term goals, and to make adjustments if necessary.

DON'T LET EMOTIONS AFFECT YOUR FINANCIAL FUTURE
Market ups and downs will always occur and the turbulent markets we have seen are likely to continue in the near term. Keep your long-term focus in mind and don't let emotions drive your decisions.

DIVERSIFY, DIVERSIFY, DIVERSIFY
Proper diversification and asset allocation is more important than ever during times like these. When specific asset categories are rising, diversification can seem like a drag on portfolio performance; however, the wisdom of spreading risk only comes into focus in times of stress. Don't forget the importance of product diversification along with asset class diversification.



  For more information
  about any of our
  RiverSource Funds, go
  online to RiverSource.com
  or call (888) 791-3380.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 8 a.m. to
  5 p.m. Central time.






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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT



LETTER TO SHAREHOLDERS (continued)  --------------------------------------------


BE DISCIPLINED
Over time, disciplined investment strategies like dollar cost averaging can help smooth out market fluctuations and help you weather these volatile markets.

AVOID TRYING TO "TIME" THE MARKET
Being out of the market for even a short time can cost you significantly. Trying to predict the exact times the markets will rise and fall is almost impossible and creates undue risk. By staying the course, and keeping a focus on your long-term investment objectives, you can survive the current environment and participate in the expected eventual recovery.

These are difficult times, and people at or close to retirement may feel the steep slide in the marketplace more deeply than most. We encourage you to talk to your financial professional today about what strategies make the most sense for your individual goals and needs. In that discussion, be sure to use product diversification as a way to manage the risk in your portfolio.

Thank you for your confidence in us as we weather these difficult markets together.


/s/ STEPHEN R. LEWIS, JR.           /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.               Patrick T. Bannigan
Chairman of the Boards              President, RiverSource Funds




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 The chart below shows how difficult and costly it can be to try to time the markets. The chart uses returns based on the S&P 500 Index over the last 20 years. For the entire 20-year period, an investor's buy-and-hold total return for the S&P 500 Index is 9.86%. If an investor missed the 10 best days of the market, the return is 7.21%; however, missing the best 50 days would leave a return of only 0.19%.

 (GRAPHIC - MARKET TIMING)


 Source:  Ned Davis Research 9/30/1988 - 9/30/2008.

YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE PROSPECTUS CAREFULLY BEFORE INVESTING.

Asset allocation, diversification, and dollar cost averaging do not assure a profit or protect against loss.


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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT



TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    3

Manager Commentary.................    6

Fund Expenses Example..............   11

Portfolio of Investments...........   14

Statement of Assets and
  Liabilities......................   24

Statement of Operations............   25

Statements of Changes in Net
  Assets...........................   26

Financial Highlights...............   28

Notes to Financial Statements......   36

Approval of Investment Management
  Services Agreement...............   50

Proxy Voting.......................   53



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


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2  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



YOUR FUND AT A GLANCE ----------------------------------------------------------
(UNAUDITED)

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Small Cap Advantage Fund (the Fund) Class A shares declined 7.44%
  (excluding sales charge) for the six months ended Sept. 30, 2008.

> The Fund's benchmark, the Russell 2000(R) Index, declined 0.54% for the same time frame.

> The Fund's peer group, as represented by the Lipper Small-Cap Core Funds
  Index, declined 4.80% during the six-month period.

ANNUALIZED TOTAL RETURNS (for period ended Sept. 30, 2008)
--------------------------------------------------------------------------------


                                                                        Since
                              6 months*   1 year  3 years  5 years  inception(a)
--------------------------------------------------------------------------------
RiverSource Small Cap
  Advantage Fund Class A
  (excluding sales charge)      -7.44%   -23.80%   -4.29%   +4.65%     +4.10%
--------------------------------------------------------------------------------
Russell 2000(R) Index(1)
  (unmanaged)                   -0.54%   -14.48%   +1.83%   +8.15%     +6.24%
--------------------------------------------------------------------------------
Lipper Small-Cap Core Funds
  Index(2)                      -4.80%   -17.21%   +0.62%   +7.94%     +7.29%
--------------------------------------------------------------------------------



*   Not annualized.

(a) Fund data is from May 4, 1999. Russell 2000 Index and Lipper peer group data is from May 1, 1999.

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes. It is not possible to invest directly in an index.

(1) The Russell 2000 Index, an unmanaged index, measures the performance of the 2,000 smallest companies in the Russell 3000(R) Index. The index reflects reinvestment of all distributions and changes in market prices.

(2) The Lipper Small-Cap Core Funds Index includes the 30 largest small-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.


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               RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  3



YOUR FUND AT A GLANCE (continued) ----------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------



         STYLE
VALUE    BLEND   GROWTH
                          LARGE
                          MEDIUM   SIZE
           X              SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                                        Net Fund
                                          and
                                     Acquired Fund
                 Total      Net         Fees and
                  Fund  Expenses(a)   Expenses(b)
--------------------------------------------------
Class A          1.31%     1.19%         1.22%
--------------------------------------------------
Class B          2.07%     1.96%         1.99%
--------------------------------------------------
Class C          2.07%     1.95%         1.98%
--------------------------------------------------
Class I          0.80%     0.74%         0.77%
--------------------------------------------------
Class R2         1.62%     1.54%         1.57%
--------------------------------------------------
Class R3         1.39%     1.29%         1.32%
--------------------------------------------------
Class R4         1.10%     1.02%         1.05%
--------------------------------------------------
Class R5         0.87%     0.79%         0.82%
--------------------------------------------------



(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until March 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.14%), will not exceed 1.33% for Class A, 2.10% for Class B, 2.09% for Class C, 0.88% for Class I, 1.68% for Class R2, 1.43% for Class R3, 1.16% for Class R4 and 0.93% for Class R5.

(b) In addition to the Fund's total annual operating expenses that the Fund bears directly, the Fund's shareholders indirectly bear the expenses of acquired funds in which the Fund invests. The Fund's "Acquired fund fees and expenses," based on its investment in the acquired funds, is 0.03%.

Investments in small-capitalization companies involve greater risks and volatility than investments in larger, more established companies.


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4  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT SEPT. 30, 2008
                                                                    SINCE
Without sales charge       6 MONTHS*   1 YEAR  3 YEARS  5 YEARS  INCEPTION**
Class A (inception
  5/4/99)                    -7.44%   -23.80%   -4.29%   +4.65%     +4.10%
----------------------------------------------------------------------------
Class B (inception
  5/4/99)                    -7.56%   -24.19%   -4.95%   +3.87%     +3.32%
----------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -7.82%   -24.33%   -4.95%   +3.87%     +1.63%
----------------------------------------------------------------------------
Class I (inception
  3/4/04)                    -7.14%   -23.44%   -3.86%     N/A      +0.45%
----------------------------------------------------------------------------
Class R2 (inception
  12/11/06)                  -7.30%   -23.59%     N/A      N/A     -13.59%
----------------------------------------------------------------------------
Class R3 (inception
  12/11/06)                  -7.04%   -23.35%     N/A      N/A     -13.36%
----------------------------------------------------------------------------
Class R4 (inception
  5/4/99)                    -6.97%   -22.79%   -3.79%   +5.04%     +4.38%
----------------------------------------------------------------------------
Class R5 (inception
  12/11/06)                  -7.00%   -23.38%     N/A      N/A     -13.16%
----------------------------------------------------------------------------

With sales charge
Class A (inception
  5/4/99)                   -12.85%   -28.21%   -6.17%   +3.43%     +3.54%
----------------------------------------------------------------------------
Class B (inception
  5/4/99)                   -12.18%   -27.20%   -5.63%   +3.66%     +3.32%
----------------------------------------------------------------------------
Class C (inception
  6/26/00)                   -8.74%   -24.93%   -4.95%   +3.87%     +1.63%
----------------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4 and Class R5 shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only.

 *Not annualized.
**For classes with less than 10 years performance.


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               RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  5



MANAGER COMMENTARY -------------------------------------------------------------
(UNAUDITED)

Dear Shareholders,

RiverSource Small Cap Advantage Fund (the Fund) Class A shares declined 7.44% (excluding sales charge) for the six months ended Sept. 30, 2008. The Fund's benchmark, the Russell 2000(R) Index (Russell Index), declined 0.54% for the same time frame. The Fund's peer group, as represented by the Lipper Small-Cap Core Funds Index, declined 4.80% during the six-month period. Turnover for the Fund was 109%.

SIGNIFICANT PERFORMANCE FACTORS
The past six months were an extraordinary period in the capital markets as the credit crisis entered a critical chapter. A number of distressing events made headlines during the period: bank failures (IndyMac and Washington Mutual), the government takeover of mortgage lenders Fannie Mae and Freddie Mac and bailout of insurance giant AIG and the Lehman Brothers bankruptcy. Stock market volatility reached levels not seen since the peak of the technology bubble in 2000, while credit markets were virtually frozen by a lack of liquidity. Efforts by the federal government and

SECTOR DIVERSIFICATION(1) (at Sept. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     13.3%
------------------------------------------------
Consumer Staples                            3.7%
------------------------------------------------
Energy                                      5.8%
------------------------------------------------
Financials                                 22.0%
------------------------------------------------
Health Care                                13.3%
------------------------------------------------
Industrials                                15.6%
------------------------------------------------
Information Technology                     17.1%
------------------------------------------------
Materials                                   3.1%
------------------------------------------------
Telecommunication Services                  0.8%
------------------------------------------------
Utilities                                   3.4%
------------------------------------------------
Other(2)                                    1.9%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents. 1.9% is due to security lending activity.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
6  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


central banks around the globe largely failed to calm the financial markets.

Although most style and capitalization segments of the U.S. equity market experienced steep losses in the period, small-cap stocks held up surprisingly well and easily outperformed mid- and large-cap stocks. The divergence in sector returns was dramatic, as has been the case over the last two years. However, sectors that had previously performed well -- principally energy and materials -- sold off sharply in the last three months of the period as commodity prices plummeted on growing fears of a global economic slowdown. At the same time, small-cap financial stocks staged a sudden rebound when the Securities and Exchange Commission (SEC) banned the short sale of certain bank and brokerage stocks. Investors with short positions were forced to quickly buy these stocks, triggering a rally in the small-cap finance sector. In September, the SEC expanded the temporary ban on short selling to over 700 stocks, primarily in the financials sector.

Against the backdrop of extreme market volatility, our quantitative discipline faced severe headwinds. We were disappointed by the magnitude of the Fund's underperformance given the type of risk management policies and controls that we employ. Consistent with our

TOP TEN HOLDINGS (at Sept. 30, 2008; % of portfolio assets)
---------------------------------------------------------------------

iShares Russell 2000 Index Fund             0.8%
------------------------------------------------
EMCOR Group                                 0.7%
------------------------------------------------
Solera Holdings                             0.6%
------------------------------------------------
Stone Energy                                0.6%
------------------------------------------------
Flushing Financial                          0.6%
------------------------------------------------
Perini                                      0.6%
------------------------------------------------
Aspen Insurance Holdings                    0.6%
------------------------------------------------
Exponent                                    0.6%
------------------------------------------------
EarthLink                                   0.6%
------------------------------------------------
Suffolk Bancorp                             0.6%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
               RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  7



MANAGER COMMENTARY (continued) -------------------------------------------------



strategy of maintaining sector neutrality vs. the Russell Index, stock selection had the largest impact on relative performance with selection in the financials and consumer discretionary sectors accounting for most of the Fund's underperformance.

Among the Fund's holdings in the consumer discretionary sector, the mounting troubles facing major U.S. auto manufacturers hampered the performance of a number of auto parts companies including Fund holdings LEAR and DANA HOLDING. Shares of COOPER TIRE & RUBBER also underperformed, as high oil prices raised input costs and depressed demand for replacement tires. The Fund's position in building products company AMERON INTERNATIONAL detracted from performance as its shares fell sharply following a disappointing earnings report.

In the financials sector, stock selection in the regional bank and savings and loan groups hurt the Fund's performance. Among the Fund's holdings, shares of SOUTH FINANCIAL GROUP declined sharply after the company reported wide losses related to its Florida residential construction and land development portfolio. Having smaller-than-Russell Index positions in a fairly long list of distressed bank and finance companies whose shares rallied sharply late in the period also hindered the Fund's results.

In the information technology sector, stock selection was weakest in the semiconductor group, including holdings in INTEGRATED SILICON SOLUTION, ZORAN and TRIDENT MICROSYSTEMS. The Fund's position in NETWORK EQUIPMENT TECHNOLOGIES, a communications equipment maker, underperformed after the company issued a disappointing earnings report and lowered its guidance for future earnings.

Stock selection in materials and utilities contributed positively to the Fund's results. Among the Fund's holdings in the materials sector, positions in fertilizer companies CF INDUSTRIES and TERRA INDUSTRIES advanced on strong worldwide demand for agricultural commodities. In utilities, a larger-than-Russell Index position in LACLEDE GROUP added to performance, as its stock price rose following a positive earnings report. The Fund also benefited from overweight positions in HAWAIIAN ELECTRIC INDUSTRIES and PIEDMONT NATURAL GAS.


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8  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


OUR CURRENT AND FUTURE STRATEGY
Our strategy is a quantitative approach. Using computer models we seek to identify the most attractive stocks in each sector of the economy, based on a balanced set of valuation, earnings and price-related variables. Our approach seeks to identify quality companies -- differentiated by superior cash flow generation and attractive relative valuations -- from both the growth and value sides of the small-cap universe. We believe the objectivity of our approach is an advantage because investors often let emotions stand in the way of sound investment decisions. Our goal is to own a portfolio of stocks that represents the best opportunities in each sector.

Most market observers believe recent intensification of the credit crisis has made an economic contraction in the U.S. virtually inevitable. Key data on the U.S. economy's health have steadily worsened. Unemployment jumped sharply while manufacturing activity fell to a seven-year low. Consumers have been under increasing strain from falling home prices, higher energy prices and the credit shocks experienced over the past year.

At the same time, we expect more bad news for commercial banks and thrifts. The problems currently facing the financial system will take months to resolve. Consumers and financial institutions alike will need time to repair their balance sheets and reduce or eliminate debt. Markets will probably remain quite volatile as we go through a process of restoring trust in our financial institutions.

However, we also see reason for guarded optimism. We believe recent market volatility has


  We believe recent market volatility has created real value opportunities in many sectors within the small-cap universe.






--------------------------------------------------------------------------------
               RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  9



MANAGER COMMENTARY (continued) -------------------------------------------------



created real value opportunities in many sectors within the small-cap universe. Valuation spreads in the small-cap area, measured by valuation differences between the cheapest and the most expensive stocks, have widened considerably. As risk premiums rise, we believe valuation and other fundamental indicators will once again be effective signals of a stock's relative performance potential.

Historically, small-cap stocks have performed very well following market bottoms, and market bottoms usually occur well before the end of economic downturns. While we wait for the eventual bottom in this current cycle, we believe that our disciplined risk management and balanced approach to stock selection will help relative performance.



(PHOTO - Jake Hurwitz)                                                (PHOTO - Kent Kelley)

Jake Hurwitz, CFA(R)                                                  Kent Kelley, CFA(R)
Portfolio Manager                                                     Portfolio Manager
Kenwood Capital                                                       Kenwood Capital
Management                                                            Management



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
10  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended Sept. 30, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.



--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  11



FUND EXPENSES EXAMPLE (continued) ----------------------------------------------


                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2008  SEPT. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class A
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  925.60        $5.60          1.16%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,019.25        $5.87          1.16%
-------------------------------------------------------------------------------------------

Class B
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  924.40        $9.26          1.92%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.44        $9.70          1.92%
-------------------------------------------------------------------------------------------

Class C
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  921.80        $9.20          1.91%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,015.49        $9.65          1.91%
-------------------------------------------------------------------------------------------

Class I
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  928.60        $3.43           .71%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.51        $3.60           .71%
-------------------------------------------------------------------------------------------

Class R2
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  927.00        $7.29          1.51%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,017.50        $7.64          1.51%
-------------------------------------------------------------------------------------------

Class R3
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  929.60        $6.09          1.26%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,018.75        $6.38          1.26%
-------------------------------------------------------------------------------------------

Class R4
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  930.30        $4.69           .97%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,020.21        $4.91           .97%

-------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
12  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


                                  BEGINNING        ENDING         EXPENSES
                                ACCOUNT VALUE   ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                APRIL 1, 2008  SEPT. 30, 2008  THE PERIOD(A)  EXPENSE RATIO
-------------------------------------------------------------------------------------------
Class R5
-------------------------------------------------------------------------------------------
  Actual(b)                         $1,000        $  930.00        $3.68           .76%
-------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000        $1,021.26        $3.85           .76%
-------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 183/365 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended Sept. 30, 2008: -7.44% for Class A, -7.56% for Class B, -7.82% for Class C, -7.14% for Class I, -7.30% for Class R2, -7.04% for Class R3, -6.97% for Class R4 and -7.00% for Class R5.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  13



PORTFOLIO OF INVESTMENTS -------------------------------------------------------

SEPT. 30, 2008 (UNAUDITED)
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



COMMON STOCKS (99.3%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (1.3%)
Axsys Technologies                                       5,200(b)            $306,488
Ducommun                                                30,100                718,788
Esterline Technologies                                  14,640(b)             579,598
Teledyne Technologies                                   20,410(b)           1,166,635
                                                                      ---------------
Total                                                                       2,771,509
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.5%)
Atlas Air Worldwide Holdings                            10,100(b)             407,131
Pacer Intl                                              44,000                724,680
                                                                      ---------------
Total                                                                       1,131,811
-------------------------------------------------------------------------------------

AIRLINES (1.3%)
Continental Airlines Cl B                               12,900(b)             215,172
Delta Air Lines                                         22,500(b)             167,625
Hawaiian Holdings                                      110,500(b)           1,025,440
Republic Airways Holdings                               83,300(b)             848,827
SkyWest                                                 11,600                185,368
UAL                                                     16,808                147,742
US Airways Group                                        33,900(b)             204,417
                                                                      ---------------
Total                                                                       2,794,591
-------------------------------------------------------------------------------------

AUTO COMPONENTS (2.1%)
ArvinMeritor                                            39,200                511,168
Autoliv                                                  7,300(c)             246,375
Dana Holding                                            63,400(b)             306,856
Exide Technologies                                      68,500(b)             505,530
Fuel Systems Solutions                                  12,000(b)             413,400
HAWK Cl A                                               15,400(b)             310,002
Lear                                                    67,100(b)             704,550
Spartan Motors                                         152,900                486,222
Stoneridge                                              48,900(b)             550,125
TRW Automotive Holdings                                 35,800(b)             569,578
                                                                      ---------------
Total                                                                       4,603,806
-------------------------------------------------------------------------------------

BEVERAGES (0.4%)
Central European Distribution                           14,090(b)             639,827
PepsiAmericas                                           15,600                323,232
                                                                      ---------------
Total                                                                         963,059
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (3.1%)
Affymax                                                 21,100(b)             418,835
Alexion Pharmaceuticals                                 17,400(b)             683,820
BioCryst Pharmaceuticals                                81,568(b)             256,124
CV Therapeutics                                         57,000(b)             615,600
Emergent BioSolutions                                   33,500(b)             438,515
Enzon Pharmaceuticals                                   75,790(b,d)           559,330
Isis Pharmaceuticals                                    18,600(b)             314,154
Martek Biosciences                                       6,800                213,656
Maxygen                                                 81,548(b)             344,948
Momenta Pharmaceuticals                                 29,100(b)             381,501
NPS Pharmaceuticals                                     35,300(b)             252,042
OSI Pharmaceuticals                                      4,900(b)             241,521
PDL BioPharma                                           71,600                666,596
Progenics Pharmaceuticals                               34,400(b)             457,864
Regeneron Pharmaceuticals                               36,924(b)             806,051
United Therapeutics                                      2,200(b)             231,374
                                                                      ---------------
Total                                                                       6,881,931
-------------------------------------------------------------------------------------

BUILDING PRODUCTS (1.3%)
Ameron Intl                                             10,416                746,306
Gibraltar Inds                                          32,400                606,204
Insteel Inds                                            65,300                887,427
NCI Building Systems                                    18,200(b)             577,850
                                                                      ---------------
Total                                                                       2,817,787
-------------------------------------------------------------------------------------

CAPITAL MARKETS (0.5%)
Calamos Asset Management Cl A                           23,940                429,005
Intl Assets Holding                                     11,300(b)             272,443


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
14  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
CAPITAL MARKETS (CONT.)
Pzena Investment Mgmt Cl A                              20,900               $198,132
Stifel Financial                                         5,000(b)             249,500
                                                                      ---------------
Total                                                                       1,149,080
-------------------------------------------------------------------------------------

CHEMICALS (2.4%)
Innophos Holdings                                       16,600                404,708
Innospec                                                44,500(c)             536,670
LSB Inds                                                42,100(b)             583,085
Lubrizol                                                19,700                849,858
NewMarket                                               14,150                743,724
OM Group                                                 7,500(b)             168,750
Quaker Chemical                                         26,700                759,882
Solutia                                                 41,943(b)             587,202
Terra Inds                                               3,119                 91,699
WR Grace & Co                                           33,900(b)             512,568
                                                                      ---------------
Total                                                                       5,238,146
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (8.1%)
Arrow Financial                                         13,454                395,682
Banco Latinoamericano de Exportaciones Series
 E                                                      52,200(c)             752,724
Bank of Hawaii                                           5,500                293,975
Bank of the Ozarks                                      10,400                280,800
Cardinal Financial                                      38,500                311,080
Cathay General Bancorp                                  23,820                566,916
City Holding                                            18,670                788,808
Community Bank System                                    5,300                133,295
CVB Financial                                           18,700                259,930
East West Bancorp                                        5,580                 76,446
F.N.B.                                                  20,200                322,796
First Commonwealth Financial                            27,700                373,119
First Merchants                                         15,600                355,680
First Midwest Bancorp                                   11,300                273,912
FirstMerit                                              35,180                738,780
Intl Bancshares                                          6,860                185,220
Lakeland Financial                                      19,300                423,828
Natl Penn Bancshares                                    29,000                423,400
NBT Bancorp                                             30,200                903,584
Old Second Bancorp                                      49,500                916,740
Oriental Financial Group                                19,300(c)             344,698
Provident Bankshares                                    18,400                178,664
Republic Bancorp Cl A                                    6,581                199,536
S&T Bancorp                                              8,510                313,423
Sandy Spring Bancorp                                     9,659                213,464
South Financial Group                                   15,400                112,882
Southside Bancshares                                    34,550                870,660
Sterling Bancorp                                        37,000                535,020
Sterling Financial                                      37,400                542,300
Suffolk Bancorp                                         31,200              1,229,591
Susquehanna Bancshares                                   4,658                 90,924
SVB Financial Group                                     12,260(b)             710,099
Tompkins Financial                                      18,385                928,443
UCBH Holdings                                           13,813                 88,541
UMB Financial                                           21,700              1,139,684
United Community Banks                                  23,428                310,655
Valley Natl Bancorp                                     28,500                597,360
Webster Financial                                       10,600                267,650
Wintrust Financial                                      15,452                453,516
                                                                      ---------------
Total                                                                      17,903,825
-------------------------------------------------------------------------------------

COMMERCIAL SERVICES & SUPPLIES (1.7%)
Comfort Systems USA                                     80,280              1,072,541
Herman Miller                                           37,100                907,837
Knoll                                                   36,800                556,416
M&F Worldwide                                           19,300(b)             772,000
PRG-Schultz Intl                                        59,900(b)             536,704
                                                                      ---------------
Total                                                                       3,845,498
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (2.9%)
3Com                                                   107,820(b)             251,221
Airvana                                                125,000(b)             736,250
BigBand Networks                                       115,400(b)             425,826
Black Box                                                6,700                231,351
Ciena                                                   56,200(b)             566,496
InterDigital                                            16,000(b)             384,800
Network Equipment Technologies                         221,164(b)             756,381
Opnext                                                  60,100(b)             275,859
Plantronics                                              9,700                218,444
Polycom                                                 13,400(b)             309,942
SeaChange Intl                                          54,600(b)             527,436
Starent Networks                                        26,200(b)             339,028


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  15



PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
COMMUNICATIONS EQUIPMENT (CONT.)
Tellabs                                                199,600(b)            $810,375
UTStarcom                                              181,489(b)             611,618
                                                                      ---------------
Total                                                                       6,445,027
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (1.8%)
Avid Technology                                          9,400(b)             226,164
Cray                                                    72,900(b)             377,622
Electronics for Imaging                                 42,051(b)             585,770
Hutchinson Technology                                   72,700(b)             841,866
Hypercom                                                22,468(b)              89,423
Lexmark Intl Cl A                                       28,100(b)             915,217
Palm                                                    49,500                295,515
QLogic                                                  30,100(b)             462,336
Quantum                                                196,900(b)             205,761
                                                                      ---------------
Total                                                                       3,999,674
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (2.1%)
AECOM Technology                                        19,600(b)             479,024
Dycom Inds                                              27,000(b)             351,540
EMCOR Group                                             57,120(b)           1,503,398
Michael Baker                                           27,800(b)             967,440
Perini                                                  49,000(b)           1,263,710
                                                                      ---------------
Total                                                                       4,565,112
-------------------------------------------------------------------------------------

CONSUMER FINANCE (0.7%)
Cash America Intl                                       20,791                749,308
EZCORP Cl A                                              7,300(b)             137,240
World Acceptance                                        16,370(b)             589,320
                                                                      ---------------
Total                                                                       1,475,868
-------------------------------------------------------------------------------------

CONTAINERS & PACKAGING (0.2%)
Rock-Tenn Cl A                                          11,300                451,774
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.5%)
Pre-Paid Legal Services                                 11,900(b)             490,994
Strayer Education                                        1,350                270,351
thinkorswim Group                                       39,500(b)             329,035
                                                                      ---------------
Total                                                                       1,090,380
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (1.3%)
Interactive Brokers Group Cl A                          32,300(b)             716,091
iShares Russell 2000 Index Fund                         25,100              1,716,589
PHH                                                     28,940(b)             384,613
                                                                      ---------------
Total                                                                       2,817,293
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.4%)
Premiere Global Services                                62,600(b)             880,156
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (1.5%)
DPL                                                     18,800                466,240
El Paso Electric                                        31,580(b)             663,180
Hawaiian Electric Inds                                  14,300                416,273
ITC Holdings                                            13,380                692,683
Portland General Electric                               15,600                369,096
UIL Holdings                                            13,200                453,156
Unisource Energy                                         7,232                211,102
                                                                      ---------------
Total                                                                       3,271,730
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (2.0%)
Acuity Brands                                           29,290              1,223,151
AO Smith                                                18,600                728,934
AZZ                                                     18,000(b)             744,660
Coleman Cable                                           24,674(b)             247,480
Energy Conversion Devices                                3,700(b)             215,525
EnerSys                                                 12,400(b)             244,404
GrafTech Intl                                           21,500(b)             324,865
LaBarge                                                 22,700(b)             341,862
Woodward Governor                                       12,064                425,497
                                                                      ---------------
Total                                                                       4,496,378
-------------------------------------------------------------------------------------

ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (2.3%)
Benchmark Electronics                                   42,970(b)             605,018
Ingram Micro Cl A                                       35,900(b)             576,913
Mercury Computer Systems                                75,711(b)             673,828
Methode Electronics                                     57,200                511,368
Plexus                                                  21,623(b)             447,596
RadiSys                                                 85,800(b)             737,880
Sanmina-SCI                                            397,167(b)             556,034


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
16  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
ELECTRONIC EQUIPMENT, INSTRUMENTS & COMPONENTS (CONT.)
SMART Modular Technologies WWH                          70,500(b)            $211,500
Tech Data                                               28,110(b)             839,083
                                                                      ---------------
Total                                                                       5,159,220
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (1.3%)
Gulf Island Fabrication                                 23,700                816,939
Lufkin Inds                                             14,800              1,174,380
Oil States Intl                                         15,400(b)             544,390
T-3 Energy Services                                      6,600(b)             244,992
                                                                      ---------------
Total                                                                       2,780,701
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (0.3%)
BJ's Wholesale Club                                      6,700(b)             260,362
Casey's General Stores                                  13,633                411,308
                                                                      ---------------
Total                                                                         671,670
-------------------------------------------------------------------------------------

FOOD PRODUCTS (1.9%)
Chiquita Brands Intl                                    44,600(b)             705,126
Darling Intl                                            64,200(b)             713,262
Diamond Foods                                           29,800                835,294
Flowers Foods                                           16,000                469,760
Omega Protein                                           31,600(b)             371,616
Ralcorp Holdings                                        16,900(b)           1,139,229
                                                                      ---------------
Total                                                                       4,234,287
-------------------------------------------------------------------------------------

GAS UTILITIES (2.0%)
Laclede Group                                           15,200                737,048
New Jersey Resources                                     8,420                302,194
Nicor                                                   12,700                563,245
Northwest Natural Gas                                    6,790                353,080
Piedmont Natural Gas                                    31,000(d)             990,760
South Jersey Inds                                       16,830                600,831
UGI                                                     33,500                863,630
                                                                      ---------------
Total                                                                       4,410,788
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (2.0%)
AngioDynamics                                           30,000(b)             474,000
Cutera                                                  43,100(b)             457,291
Cynosure Cl A                                           28,200(b)             505,908
Haemonetics                                              3,700(b)             228,364
Invacare                                                14,700                354,858
Masimo                                                   6,000(b)             223,200
Palomar Medical Technologies                            25,600(b)             344,576
STERIS                                                   9,400                353,252
Synovis Life Technologies                               18,000(b)             338,760
Vnus Medical Technologies                               30,710(b)             642,760
West Pharmaceutical Services                             4,700                229,454
Wright Medical Group                                    10,300(b)             313,532
                                                                      ---------------
Total                                                                       4,465,955
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (3.8%)
Alliance Imaging                                        51,400(b)             527,878
AMERIGROUP                                              23,980(b)             605,255
Centene                                                 41,500(b)             851,165
CorVel                                                   8,640(b)             247,190
Emergency Medical Services Cl A                         23,800(b)             711,144
Hanger Orthopedic Group                                 46,980(b)             819,801
Health Management Associates Cl A                      115,100(b)             478,816
HealthSouth                                             20,000(b)             368,600
HealthSpring                                            42,900(b)             907,765
Magellan Health Services                                 8,500(b)             349,010
MedCath                                                 16,000(b)             286,720
Molina Healthcare                                       26,305(b,d)           815,455
Omnicare                                                10,400                299,208
Providence Service                                      42,800(b)             419,440
Psychiatric Solutions                                    6,300(b)             239,085
Triple-S Management Cl B                                24,900(b,c)           405,621
                                                                      ---------------
Total                                                                       8,332,153
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.2%)
Buffalo Wild Wings                                       7,700(b)             309,848
CEC Entertainment                                       13,000(b)             431,600
CKE Restaurants                                         19,700                208,820
Denny's                                                 38,030(b)              98,117
Domino's Pizza                                          29,700(b)             360,558
Einstein Noah Restaurant Group                          29,800(b)             300,384


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  17



PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
HOTELS, RESTAURANTS & LEISURE (CONT.)
Landry's Restaurants                                    45,200               $702,860
Ruby Tuesday                                            37,100(b)             214,809
                                                                      ---------------
Total                                                                       2,626,996
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (2.0%)
American Greetings Cl A                                 43,290                661,904
Blyth                                                   25,900                293,706
Centex                                                  41,300                669,060
Helen of Troy                                           16,500(b,c)           375,705
KB Home                                                 20,600                405,408
Lennar Cl A                                             20,900                317,471
MDC Holdings                                             6,800                248,812
Pulte Homes                                             14,700                205,359
Sealy                                                   44,300                286,178
Standard Pacific                                        78,300(b)             384,453
Tupperware Brands                                       19,600                541,548
                                                                      ---------------
Total                                                                       4,389,604
-------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (0.1%)
Standex Intl                                             9,440                261,960
-------------------------------------------------------------------------------------

INSURANCE (4.4%)
Allied World Assurance Holdings                         11,800(c)             419,136
Ambac Financial Group                                   49,400                115,102
American Financial Group                                21,900                646,050
American Physicians Capital                             11,231                475,408
Amerisafe                                               40,040(b)             728,728
AmTrust Financial Services                              63,430                862,014
Aspen Insurance Holdings                                45,800(c)           1,259,500
Assured Guaranty                                        57,600(c)             936,576
CNA Surety                                              46,500(b)             776,550
First Mercury Financial                                 34,601(b)             493,064
Hallmark Financial Services                             59,800(b)             543,582
HCC Insurance Holdings                                  26,000                702,000
Max Capital Group                                       25,600(c)             594,688
Navigators Group                                         7,410(b)             429,780
Platinum Underwriters Holdings                          20,300(c)             720,244
                                                                      ---------------
Total                                                                       9,702,422
-------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (0.4%)
NetFlix                                                 11,300(b)             348,944
Overstock.com                                           23,200(b)             459,592
                                                                      ---------------
Total                                                                         808,536
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (1.6%)
Ariba                                                   18,400(b)             259,992
EarthLink                                              146,600(b)           1,246,100
RealNetworks                                            67,100(b)             340,868
S1                                                      93,990(b)             575,219
United Online                                           66,120                622,189
ValueClick                                              22,880(b)             234,062
Vignette                                                31,400(b)             337,236
                                                                      ---------------
Total                                                                       3,615,666
-------------------------------------------------------------------------------------

IT SERVICES (2.8%)
CSG Systems Intl                                        48,800(b)             855,464
Euronet Worldwide                                       31,900(b)             533,687
Forrester Research                                      31,900(b)             935,308
Gartner                                                 18,700(b)             424,116
Global Cash Access Holdings                             73,576(b)             372,295
Global Payments                                         13,000                583,180
Hackett Group                                          128,900(b)             701,216
iGATE                                                   79,400(b)             688,398
Integral Systems                                        33,600(b)             697,872
Metavante Technologies                                  25,000(b)             481,500
                                                                      ---------------
Total                                                                       6,273,036
-------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.5%)
Brunswick                                               35,100                448,929
JAKKS Pacific                                           24,590(b)             612,537
                                                                      ---------------
Total                                                                       1,061,466
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (1.3%)
Affymetrix                                              81,400(b)             630,036
Bio-Rad Laboratories Cl A                               11,000(b)           1,090,320


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
LIFE SCIENCES TOOLS & SERVICES (CONT.)
eResearchTechnology                                     66,100(b)            $787,251
Nektar Therapeutics                                    116,500(b)             418,235
                                                                      ---------------
Total                                                                       2,925,842
-------------------------------------------------------------------------------------

MACHINERY (2.8%)
Actuant Cl A                                             8,230                207,725
Alamo Group                                             18,800                320,540
Badger Meter                                             4,000                187,800
EnPro Inds                                              26,540(b)             986,226
Federal Signal                                          33,000                452,100
Gorman-Rupp                                             11,040                416,429
Graham                                                   5,860                317,026
Lydall                                                  42,100(b)             405,423
NACCO Inds Cl A                                          2,800                264,656
NN                                                      32,676                419,887
Sauer-Danfoss                                           33,300                822,177
Sun Hydraulics                                           7,800                203,112
Tecumseh Products Cl A                                  25,900(b)             648,536
Xerium Technologies                                     66,100                425,684
                                                                      ---------------
Total                                                                       6,077,321
-------------------------------------------------------------------------------------

MARINE (0.1%)
Kirby                                                    4,240(b)             160,866
TBS Intl Series A                                       12,000(b,c)           161,520
                                                                      ---------------
Total                                                                         322,386
-------------------------------------------------------------------------------------

MEDIA (1.6%)
Global Sources                                          53,945(b,c)           543,226
Interactive Data                                        30,570                770,976
Liberty Media -- Capital Series A                       52,100(b,f)           697,098
Scholastic                                              16,843                432,528
Valassis Communications                                 69,020(b)             597,713
Warner Music Group                                      51,500                391,400
                                                                      ---------------
Total                                                                       3,432,941
-------------------------------------------------------------------------------------

METALS & MINING (0.3%)
Compass Minerals Intl                                   13,000                681,070
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (4.6%)
Arena Resources                                         12,900(b)             501,165
Comstock Resources                                      19,000(b)             950,950
Concho Resources                                        25,700(b)             709,577
Contango Oil & Gas                                      18,120(b)             978,118
Encore Acquisition                                       7,900(b)             330,062
EXCO Resources                                           6,600(b)             107,712
GMX Resources                                           12,300(b)             587,940
Mariner Energy                                          20,900(b)             428,450
McMoRan Exploration                                     50,700(b)           1,198,548
Patriot Coal                                            14,000(b)             406,700
Penn Virginia                                            4,100                219,104
Stone Energy                                            31,411(b)           1,329,627
Swift Energy                                             7,760(b)             300,234
Teekay Tankers Cl A                                     41,800(c,d)           707,674
W&T Offshore                                            26,100                712,269
Whiting Petroleum                                        9,200(b)             655,592
                                                                      ---------------
Total                                                                      10,123,722
-------------------------------------------------------------------------------------

PAPER & FOREST PRODUCTS (0.2%)
Buckeye Technologies                                    58,161(b)             476,339
-------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.9%)
Alberto-Culver                                          17,100                465,804
Herbalife                                                7,100(c)             280,592
Inter Parfums                                           60,150                815,634
NBTY                                                    12,400(b)             366,048
                                                                      ---------------
Total                                                                       1,928,078
-------------------------------------------------------------------------------------

PHARMACEUTICALS (3.3%)
Adolor                                                 175,700(b)             606,165
Depomed                                                249,000(b)             908,850
Endo Pharmaceuticals Holdings                           19,000(b)             380,000
Inspire Pharmaceuticals                                142,200(b)             507,654
King Pharmaceuticals                                    44,310(b)             424,490
Medicines                                               14,100(b)             327,402
Medicis Pharmaceutical Cl A                             28,900                430,899
Noven Pharmaceuticals                                   45,600(b)             532,608
Par Pharmaceutical Companies                            42,130(b)             517,778
Salix Pharmaceuticals                                   70,500(b)             451,905
Valeant Pharmaceuticals Intl                            45,100(b,d)           923,197
ViroPharma                                              65,400(b)             858,048
VIVUS                                                   43,800(b)             347,772
                                                                      ---------------
Total                                                                       7,216,768
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  19



PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

PROFESSIONAL SERVICES (1.1%)
Administaff                                             13,000               $353,860
Exponent                                                37,809(b)           1,251,100
Korn/Ferry Intl                                         17,900(b)             318,978
Watson Wyatt Worldwide Cl A                             12,330                613,171
                                                                      ---------------
Total                                                                       2,537,109
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (5.6%)
Acadia Realty Trust                                     21,000                530,880
Agree Realty                                            21,600                617,760
Alexander's                                              1,000(b)             400,000
Associated Estates Realty                               71,900                936,856
Brandywine Realty Trust                                 45,000                721,350
Capstead Mtge                                           23,000                251,850
Corporate Office Properties Trust                        9,400                379,290
EastGroup Properties                                    21,340              1,035,843
Equity Lifestyle Properties                             17,630                934,919
Highwoods Properties                                    10,000                355,600
Lexington Realty Trust                                  47,300                814,506
LTC Properties                                          28,000                820,960
Mid-America Apartment Communities                       12,700                624,078
Nationwide Health Properties                            21,020                756,300
Pennsylvania Real Estate Investment Trust               16,700                314,795
PS Business Parks                                       13,710                789,696
Sovran Self Storage                                      8,400                375,396
Strategic Hotels & Resorts                              40,490                305,700
Sunstone Hotel Investors                                83,690              1,129,814
Tanger Factory Outlet Centers                            7,950                348,131
                                                                      ---------------
Total                                                                      12,443,724
-------------------------------------------------------------------------------------

ROAD & RAIL (0.6%)
Arkansas Best                                            5,800                195,402
Celadon Group                                           12,800(b)             146,816
Dollar Thrifty Automotive Group                         23,655(b)              45,654
Knight Transportation                                   31,200                529,464
Werner Enterprises                                      14,600                316,966
                                                                      ---------------
Total                                                                       1,234,302
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.4%)
Amkor Technology                                        83,300(b)             530,621
Atheros Communications                                  10,300(b)             242,874
Conexant Systems                                       114,600(b)             459,546
DSP Group                                               94,200(b)             720,630
Integrated Silicon Solution                            105,300(b)             243,243
Kulicke & Soffa Inds                                   102,600(b)             462,726
OmniVision Technologies                                 44,400(b)             506,604
PMC-Sierra                                              62,300(b)             462,266
RF Micro Devices                                       179,660(b)             524,607
Silicon Image                                          104,800(b)             559,632
Skyworks Solutions                                      34,500(b)             288,420
Spansion Cl A                                          126,521(b)             196,108
Trident Microsystems                                    85,100(b)             204,240
                                                                      ---------------
Total                                                                       5,401,517
-------------------------------------------------------------------------------------

SOFTWARE (3.3%)
Compuware                                               57,700(b)             559,113
Concur Technologies                                      5,400(b)             206,604
Ebix                                                     3,800(b)             357,048
Fair Isaac                                              26,100                601,605
i2 Technologies                                         34,300(b)             462,707
Informatica                                             28,130(b)             365,409
MICROS Systems                                          15,330(b)             408,698
Parametric Technology                                   13,700(b)             252,080
Progress Software                                       14,700(b)             382,053
Solera Holdings                                         47,060(b)           1,351,563
Sybase                                                  37,400(b)           1,145,188
Symyx Technologies                                      40,100(b)             397,391
Synopsys                                                20,400(b)             406,980
TeleCommunication Systems Cl A                          43,800(b)             302,658
                                                                      ---------------
Total                                                                       7,199,097
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (3.7%)
Aeropostale                                             17,510(b)             562,246
Borders Group                                           71,825                471,172
Buckle                                                  17,200                955,288
Cato Cl A                                               37,300                654,615
Charlotte Russe Holding                                 21,400(b)             219,350


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
SPECIALTY RETAIL (CONT.)
Children's Place Retail Stores                           9,800(b)            $326,830
Collective Brands                                       38,700(b)             708,597
Conn's                                                  24,000(b)             449,040
Dress Barn                                              37,310(b)             570,470
Genesco                                                 18,300(b)             612,684
Jo-Ann Stores                                           15,800(b)             331,484
Lumber Liquidators                                      24,400(b)             306,464
New York & Co                                           84,100(b)             802,314
RadioShack                                              42,000                725,760
Rex Stores                                               4,169(b)              48,152
Wet Seal Cl A                                          134,700(b)             488,961
                                                                      ---------------
Total                                                                       8,233,427
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (1.6%)
Carter's                                                16,200(b)             319,626
Fossil                                                  20,920(b)             590,572
Fuqi Intl                                              108,700(b,c)           885,904
Iconix Brand Group                                      37,000(b)             483,960
Movado Group                                            29,600                661,560
Warnaco Group                                           12,996(b)             588,589
                                                                      ---------------
Total                                                                       3,530,211
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.7%)
Dime Community Bancshares                               17,100                260,262
Flushing Financial                                      75,100              1,314,250
OceanFirst Financial                                    40,200                728,424
Trustco Bank NY                                         34,500                403,995
United Financial Bancorp                                17,000                252,450
WSFS Financial                                          12,900                774,000
                                                                      ---------------
Total                                                                       3,733,381
-------------------------------------------------------------------------------------

TOBACCO (0.2%)
Alliance One Intl                                      139,488(b)             530,054
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.9%)
Beacon Roofing Supply                                   18,000(b)             281,160
BlueLinx Holdings                                       40,300                213,187
DXP Enterprises                                         12,100(b)             645,051
Textainer Group Holdings                                50,600(c)             768,614
                                                                      ---------------
Total                                                                       1,908,012
-------------------------------------------------------------------------------------

WIRELESS TELECOMMUNICATION SERVICES (0.4%)
iPCS                                                     8,400(b)             187,068
Syniverse Holdings                                      46,700(b)             775,687
                                                                      ---------------
Total                                                                         962,755
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $240,258,399)                                                     $219,286,951
-------------------------------------------------------------------------------------



MONEY MARKET FUND (1.9%)(e)
                                                       SHARES                VALUE(a)
RiverSource Short-Term
 Cash Fund, 2.31%                                    4,256,616(g)          $4,256,616
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $4,256,616)                                                         $4,256,616
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $244,515,015)(h)                                                  $223,543,567
=====================================================================================




NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At Sept. 30, 2008, the value of foreign securities represented 4.5% of net assets.

(d) At Sept. 30, 2008, security was partially or fully on loan. See Note 5 to the financial statements.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  21



PORTFOLIO OF INVESTMENTS (continued) -------------------------------------------


NOTES TO PORTFOLIO OF INVESTMENTS (CONTINUED)




(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 1.9% of net assets. See Note 5 to the financial statements.

(f) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.

(g) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at Sept. 30, 2008.

(h) At Sept. 30, 2008, the cost of securities for federal income tax purposes was approximately $244,515,000 and the approximate aggregate gross unrealized appreciation and depreciation based on that cost was:

     Unrealized appreciation                          $11,107,000
     Unrealized depreciation                          (32,078,000)
     ------------------------------------------------------------
     Net unrealized depreciation                     $(20,971,000)
     ------------------------------------------------------------


The industries identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
22  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


NOTES TO PORTFOLIO OF INVESTMENTS (CONTINUED)



FAIR VALUE MEASUREMENTS


Statement of Financial Accounting Standards No. 157 (SFAS 157) seeks to implement more uniform reporting relating to the fair valuation of securities for financial statement purposes. Mutual funds are required to implement the requirements of this standard for fiscal years beginning after Nov. 15, 2007. While uniformity of presentation is the objective of the standard, industry implementation has just begun and it is likely that there will be a range of practices utilized and it will be some period of time before industry practices become more uniform. For this reason care should be exercised in interpreting this information and/or using it for comparison with other mutual funds.

Various inputs are used in determining the value of the Fund's investments. These inputs are summarized in the three broad levels listed below:

     - Level 1 - quoted prices in active markets for identical securities

     - Level 2 - other significant observable inputs (including quoted prices for similar securities, interest rates, prepayment speeds, credit risks, etc.)

     - Level 3 - significant unobservable inputs (including the Fund's own assumptions in determining the fair value of investments)

Note: The level assigned to a particular security and the inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The following table is a summary of the inputs used to value the Fund's investments as of Sept. 30, 2008:

                                        FAIR VALUE AT SEPT. 30, 2008
                         ----------------------------------------------------------
                              LEVEL 1        LEVEL 2
                           QUOTED PRICES      OTHER        LEVEL 3
                             IN ACTIVE     SIGNIFICANT   SIGNIFICANT
                            MARKETS FOR     OBSERVABLE  UNOBSERVABLE
DESCRIPTION              IDENTICAL ASSETS     INPUTS       INPUTS         TOTAL
-----------------------------------------------------------------------------------
Investments in
  securities                $223,543,567        $--          $--       $223,543,567




HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS
(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  23



STATEMENT OF ASSETS AND LIABILITIES --------------------------------------------
SEPT. 30, 2008 (UNAUDITED)


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $240,258,399)                    $219,286,951
  Affiliated money market fund (identified cost $4,256,616)                  4,256,616
--------------------------------------------------------------------------------------
Total investments in securities (identified cost $244,515,015)             223,543,567
Cash                                                                           402,600
Capital shares receivable                                                       33,356
Dividends and accrued interest receivable                                      273,830
Receivable for investment securities sold                                    4,564,108
--------------------------------------------------------------------------------------
Total assets                                                               228,817,461
--------------------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                                         299,311
Payable for investment securities purchased                                  3,256,315
Payable upon return of securities loaned                                     4,199,600
Accrued investment management services fees                                      4,602
Accrued distribution fees                                                      105,745
Accrued transfer agency fees                                                       279
Accrued administrative services fees                                               466
Accrued plan administration services fees                                           20
Other accrued expenses                                                         127,911
--------------------------------------------------------------------------------------
Total liabilities                                                            7,994,249
--------------------------------------------------------------------------------------
Net assets applicable to outstanding capital stock                        $220,823,212
--------------------------------------------------------------------------------------

REPRESENTED BY
Capital stock -- $.01 par value                                           $    604,766
Additional paid-in capital                                                 292,625,941
Net operating loss                                                             (86,454)
Accumulated net realized gain (loss)                                       (51,349,593)
Unrealized appreciation (depreciation) on investments                      (20,971,448)
--------------------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding capital stock  $220,823,212
--------------------------------------------------------------------------------------
*Including securities on loan, at value                                   $  3,973,902
--------------------------------------------------------------------------------------



NET ASSET VALUE PER SHARE
                              NET ASSETS   SHARES OUTSTANDING   NET ASSET VALUE PER SHARE
Class A                     $183,938,588           49,286,947                       $3.73(1)
Class B                     $ 33,063,080           10,033,679                       $3.30
Class C                     $  3,770,279            1,142,703                       $3.30
Class I                     $      5,784                1,484                       $3.90
Class R2                    $      2,585                  679                       $3.81
Class R3                    $      2,598                  679                       $3.83
Class R4                    $     37,686                9,745                       $3.87
Class R5                    $      2,612                  679                       $3.85
-----------------------------------------------------------------------------------------


(1) The maximum offering price per share for Class A is $3.96. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



STATEMENT OF OPERATIONS --------------------------------------------------------
SIX MONTHS ENDED SEPT. 30, 2008 (UNAUDITED)


INVESTMENT INCOME
Income:
Dividends                                                     $  1,554,544
Interest                                                            12,804
Income distributions from affiliated money market fund              34,773
Fee income from securities lending                                  63,029
  Less foreign taxes withheld                                         (540)
--------------------------------------------------------------------------
Total income                                                     1,664,610
--------------------------------------------------------------------------
Expenses:
Investment management services fees                                823,419
Distribution fees
  Class A                                                          271,491
  Class B                                                          236,630
  Class C                                                           22,227
  Class R2                                                               7
  Class R3                                                               4
Transfer agency fees
  Class A                                                          360,789
  Class B                                                           82,771
  Class C                                                            7,580
  Class R4                                                              12
Administrative services fees                                       107,612
Plan administration services fees
  Class R2                                                               4
  Class R3                                                               4
  Class R4                                                              62
Compensation of board members                                        2,937
Custodian fees                                                     104,250
Printing and postage                                                56,080
Registration fees                                                   17,915
Professional fees                                                   10,822
Other                                                                9,874
--------------------------------------------------------------------------
Total expenses                                                   2,114,490
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                                (363,677)
  Earnings and bank fee credits on cash balances                    (3,170)
--------------------------------------------------------------------------
Total net expenses                                               1,747,643
--------------------------------------------------------------------------
Investment income (loss) -- net                                    (83,033)
--------------------------------------------------------------------------

REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on security transactions              (10,632,631)
Net change in unrealized appreciation (depreciation) on
  investments                                                   (5,983,348)
--------------------------------------------------------------------------
Net gain (loss) on investments                                 (16,615,979)
--------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                  $(16,699,012)
--------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  25



STATEMENTS OF CHANGES IN NET ASSETS --------------------------------------------


                                                              SIX MONTHS ENDED     YEAR ENDED
                                                                SEPT. 30, 2008  MAR. 31, 2008
                                                                   (UNAUDITED)
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                   $    (83,033) $  (1,094,207)
Net realized gain (loss) on investments                            (10,632,631)    (7,020,998)
Net change in unrealized appreciation (depreciation) on
  investments                                                       (5,983,348)   (60,115,844)
---------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                       (16,699,012)   (68,231,049)
---------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net realized gain
    Class A                                                                 --    (54,211,695)
    Class B                                                                 --    (14,421,657)
    Class C                                                                 --     (1,173,973)
    Class I                                                                 --         (1,475)
    Class R2                                                                --           (675)
    Class R3                                                                --           (675)
    Class R4                                                                --        (15,437)
    Class R5                                                                --           (675)
  Tax return of capital
    Class A                                                                 --     (2,681,473)
    Class B                                                                 --       (713,324)
    Class C                                                                 --        (58,373)
    Class I                                                                 --            (73)
    Class R2                                                                --            (34)
    Class R3                                                                --            (34)
    Class R4                                                                --           (764)
    Class R5                                                                --            (34)
---------------------------------------------------------------------------------------------
Total distributions                                                         --    (73,280,371)

---------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
26  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



                                                              SIX MONTHS ENDED     YEAR ENDED
                                                                SEPT. 30, 2008  MAR. 31, 2008
                                                                   (UNAUDITED)
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                                  $ 15,108,923  $  31,974,292
  Class B shares                                                       663,720      2,886,424
  Class C shares                                                       204,444        465,955
Reinvestment of distributions at net asset value
  Class A shares                                                            --     56,070,294
  Class B shares                                                            --     14,982,924
  Class C shares                                                            --      1,216,984
  Class R4 shares                                                           --         15,758
Payments for redemptions
  Class A shares                                                   (48,375,547)  (187,110,829)
  Class B shares                                                   (20,732,505)   (63,976,447)
  Class C shares                                                      (899,352)    (3,336,203)
  Class R4 shares                                                      (39,988)      (313,627)
---------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                     (54,070,305)  (147,124,475)
---------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                            (70,769,317)  (288,635,895)
Net assets at beginning of period                                  291,592,529    580,228,424
---------------------------------------------------------------------------------------------
Net assets at end of period                                       $220,823,212  $ 291,592,529
---------------------------------------------------------------------------------------------
Net operating loss/excess of distributions over net
  investment income                                               $    (86,454) $      (3,421)
---------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  27



FINANCIAL HIGHLIGHTS -----------------------------------------------------------

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(k)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.03        $5.99        $7.23        $7.07        $6.77
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .00(b),(c)   .00(b),(c)  (.02)        (.03)        (.05)
Net gains (losses) (both realized and
 unrealized)                                          (.30)        (.92)         .05         1.51          .52
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.30)        (.92)         .03         1.48          .47
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)       (1.32)        (.17)
Tax return of capital                                   --         (.05)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)       (1.32)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.73        $4.03        $5.99        $7.23        $7.07
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $184         $231         $442         $603         $622
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.43%(f)     1.31%        1.32%        1.31%        1.30%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g)                         1.16%(f),(h) 1.15%(h)     1.22%        1.31%        1.30%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .09%(f)     (.08%)       (.11%)       (.40%)       (.63%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%         110%         101%
--------------------------------------------------------------------------------------------------------------
Total return(i)                                     (7.44%)(j)  (17.26%)        .67%       23.05%        6.90%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Rounds to zero.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.14% for the year ended March 31, 2008.
(i) Total return does not reflect payment of a sales charge.
(j) Not annualized.
(k) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
28  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(j)          2008         2007         2006         2005
Net asset value, beginning of period                 $3.57        $5.48        $6.77        $6.75        $6.51
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.04)(b)     (.05)        (.08)        (.10)
Net gains (losses) (both realized and
 unrealized)                                          (.26)        (.83)         .03         1.42          .51
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.27)        (.87)        (.02)        1.34          .41
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)       (1.32)        (.17)
Tax return of capital                                   --         (.05)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)       (1.32)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.30        $3.57        $5.48        $6.77        $6.75
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $33          $56         $129         $200         $234
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         2.19%(e)     2.07%        2.09%        2.08%        2.07%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f)                         1.92%(e),(g) 1.91%(g)     1.98%        2.08%        2.07%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.69%)(e)    (.83%)       (.88%)      (1.17%)      (1.40%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%         110%         101%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                     (7.56%)(i)  (17.99%)       (.03%)      22.03%        6.25%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.90% for the year ended March 31, 2008.
(h) Total return does not reflect payment of a sales charge.
(i) Not annualized.
(j) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  29



FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(j)          2008         2007         2006         2005
Net asset value, beginning of period                 $3.58        $5.48        $6.77        $6.75        $6.51
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          (.01)(b)     (.04)(b)     (.05)        (.08)        (.09)
Net gains (losses) (both realized and
 unrealized)                                          (.27)        (.82)         .03         1.42          .50
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.28)        (.86)        (.02)        1.34          .41
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)       (1.32)        (.17)
Tax return of capital                                   --         (.05)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)       (1.32)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.30        $3.58        $5.48        $6.77        $6.75
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                 $4           $5           $9          $12          $12
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         2.18%(e)     2.07%        2.08%        2.08%        2.07%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f)                         1.91%(e),(g) 1.91%(g)     1.98%        2.08%        2.07%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         (.67%)(e)    (.83%)       (.87%)      (1.16%)      (1.40%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%         110%         101%
--------------------------------------------------------------------------------------------------------------
Total return(h)                                     (7.82%)(i)  (17.76%)       (.03%)      22.03%        6.25%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 1.90% for the year ended March 31, 2008.
(h) Total return does not reflect payment of a sales charge.
(i) Not annualized.
(j) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
30  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(i)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.20        $6.17        $7.39        $7.17        $6.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)       .02(b)       .01          .01         (.03)
Net gains (losses) (both realized and
 unrealized)                                          (.31)        (.95)         .04         1.53          .55
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.30)        (.93)         .05         1.54          .52
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)       (1.32)        (.17)
Tax return of capital                                   --         (.05)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)       (1.32)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.90        $4.20        $6.17        $7.39        $7.17
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--          $13           $6
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                          .85%(e)      .80%         .84%         .85%         .84%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f)                          .71%(e),(g)  .74%(g)      .84%         .85%         .84%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .54%(e)      .33%         .13%         .09%        (.19%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%         110%         101%
--------------------------------------------------------------------------------------------------------------
Total return                                        (7.14%)(h)  (16.88%)        .95%       23.58%        7.58%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(h) Not annualized.
(i) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  31



FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(k)          2008     2007(b)
Net asset value, beginning of period                 $4.11        $6.09        $7.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .00(c),(d)  (.01)(c)     (.01)
Net gains (losses) (both realized and
 unrealized)                                          (.30)        (.93)         .01
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.30)        (.94)          --
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)
Tax return of capital                                   --         (.05)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.81        $4.11        $6.09
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                         1.61%(g)     1.62%        1.70%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h)                         1.23%(g),(i) 1.28%(i)     1.60%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .02%(g)     (.22%)       (.27%)(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%
--------------------------------------------------------------------------------------------------------------
Total return                                        (7.30%)(j)  (17.30%)        .25%(j)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(i) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(j) Not annualized.
(k) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
32  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(k)          2008     2007(b)
Net asset value, beginning of period                 $4.12        $6.10        $7.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(c)       .00(c),(d)    --
Net gains (losses) (both realized and
 unrealized)                                          (.30)        (.94)         .01
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.29)        (.94)         .01
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)
Tax return of capital                                   --         (.05)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.83        $4.12        $6.10
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(e),(f)                         1.35%(g)     1.39%        1.45%(g)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(f),(h)                          .98%(g),(i) 1.03%(i)     1.35%(g)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .28%(g)      .03%        (.01%)(g)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%
--------------------------------------------------------------------------------------------------------------
Total return                                        (7.04%)(j)  (17.27%)        .41%(j)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Rounds to zero.
(e) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(f) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(g) Adjusted to an annual basis.
(h) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(i) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(j) Not annualized.
(k) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  33



FINANCIAL HIGHLIGHTS (continued) -----------------------------------------------


CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(i)          2008         2007         2006         2005
Net asset value, beginning of period                 $4.16        $6.10        $7.33        $7.14        $6.82
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(b)       .02(b)        --         (.01)        (.03)
Net gains (losses) (both realized and
 unrealized)                                          (.30)        (.92)         .04         1.52          .52
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.29)        (.90)         .04         1.51          .49
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)       (1.32)        (.17)
Tax return of capital                                   --         (.05)          --           --           --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)       (1.32)        (.17)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.87        $4.16        $6.10        $7.33        $7.14
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--           $1           $1
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         1.12%(e)     1.10%        1.14%        1.13%        1.12%
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(f)                          .72%(e),(g)  .77%(g)     1.05%        1.13%        1.12%
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .49%(e)      .29%         .07%        (.20%)       (.46%)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%         110%         101%
--------------------------------------------------------------------------------------------------------------
Total return                                        (6.97%)(h)  (16.60%)        .82%       23.25%        7.14%
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) Adjusted to an annual basis.
(f) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(g) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits were less than 0.01% of average net assets for the six months ended Sept. 30, 2008 and for the year ended March 31, 2008.
(h) Not annualized.
(i) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
34  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------


CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended March 31,                     2008(j)          2008     2007(b)
Net asset value, beginning of period                 $4.14        $6.11        $7.36
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .01(c)       .02(c)       .01
Net gains (losses) (both realized and
 unrealized)                                          (.30)        (.95)         .01
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.29)        (.93)         .02
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Distributions from realized gains                       --         (.99)       (1.27)
Tax return of capital                                   --         (.05)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                     --        (1.04)       (1.27)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $3.85        $4.14        $6.11
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .84%(f)      .87%         .96%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g)                          .73%(f),(h)  .79%(h)      .85%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                          .53%(f)      .28%         .51%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               109%         179%         158%
--------------------------------------------------------------------------------------------------------------
Total return                                        (7.00%)(i)  (17.07%)        .55%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to March 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the six months ended Sept. 30, 2008 were less than 0.01% of average net assets. The ratio of net expenses after reduction for earnings and bank fee credits was 0.78% for the year ended March 31, 2008.
(i) Not annualized.
(j) Six months ended Sept. 30, 2008 (Unaudited).


The accompanying Notes to Financial Statements are an integral part of this statement.

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  35



NOTES TO FINANCIAL STATEMENTS --------------------------------------------------
(UNAUDITED AS TO SEPTEMBER 30, 2008)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Small Cap Advantage Fund (the Fund) is a series of RiverSource Strategy Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Strategy Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of companies with market capitalizations of up to $2 billion or that fall within the range of the Russell 2000(R) Index at the time of investment.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4 and Class R5 shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

At Sept. 30, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) owned 100% of Class I, Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g. distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities, and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
36  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



VALUATION OF SECURITIES
Effective April 1, 2008, the Fund adopted Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. There was no impact to the Fund's net assets or results of operations upon adoption. The fair valuation measurement disclosure can be found following the Notes to Portfolio of Investments.

All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. When market quotes are not readily available, the pricing service, in determining fair values of debt securities, takes into consideration such factors as current quotations by broker/dealers, coupon, maturity, quality, type of issue, trading characteristics, and other yield and risk factors it deems relevant in determining valuations. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  37



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost, which approximates fair value.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At Sept. 30, 2008, and for the six months then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures and options on futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon

--------------------------------------------------------------------------------
38  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------




entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At Sept. 30, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the counterparty will not complete its contract obligations. At Sept. 30, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  39



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally, the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of recognition of unrealized appreciation (depreciation) for re-characterization of REIT distributions, post-October losses, and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.

RECENT ACCOUNTING PRONOUNCEMENT
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of Sept. 30, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund

--------------------------------------------------------------------------------
40  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.79% to 0.665% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Small-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $236,638 for the six months ended Sept. 30, 2008. The management fee for the six months ended Sept. 30, 2008 was 0.61% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

SUBADVISORY AGREEMENT
The Investment Manager has a Subadvisory Agreement with Kenwood Capital Management LLC, an indirect partially-owned subsidiary of Ameriprise Financial.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.08% to 0.05% annually as the Fund's assets increase. The fee for the six months ended Sept. 30, 2008 was 0.08% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation,

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  41



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the six months ended Sept. 30, 2008, other expenses paid to this company were $304.

COMPENSATION OF BOARD MEMBERS
Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A and Class R3 shares, a fee at an annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.


--------------------------------------------------------------------------------
42  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $1,042,000 and $32,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGES
Sales charges received by the Distributor for distributing Fund shares were $82,505 for Class A, $17,780 for Class B and $91 for Class C for the six months ended Sept. 30, 2008.

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the six months ended Sept. 30, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), including the adjustment under the terms of a performance incentive arrangement, were as follows:

Class A.............................................  1.16%
Class B.............................................  1.92
Class C.............................................  1.91
Class I.............................................  0.71
Class R2............................................  1.23
Class R3............................................  0.98
Class R4............................................  0.72
Class R5............................................  0.73


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class A..........................................  $143,596
Class B..........................................    31,204
Class C..........................................     2,931
Class R4.........................................         5


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2............................................  $ 4
Class R3............................................    4
Class R4............................................   61


The management fees waived/reimbursed at the Fund level were $185,872.

The Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until Sept. 30, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  43



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



acquired funds*), before giving effect to any performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.33%
Class B.............................................  2.10
Class C.............................................  2.09
Class I.............................................  0.88
Class R2............................................  1.68
Class R3............................................  1.43
Class R4............................................  1.16
Class R5............................................  0.93


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the six months ended Sept. 30, 2008, the Fund's custodian and transfer agency fees were reduced by $3,170 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $287,324,957 and $339,781,225, respectively, for the six months ended Sept. 30, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the periods indicated are as follows:


                                    SIX MONTHS ENDED SEPT. 30, 2008
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               3,796,023            --   (11,762,371)      (7,966,348)
Class B                 181,781            --    (5,842,638)      (5,660,857)
Class C                  56,599            --      (246,880)        (190,281)
Class R4                     --            --        (9,151)          (9,151)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
44  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



                                       YEAR ENDED MARCH 31, 2008
                                   ISSUED FOR
                                   REINVESTED                        NET
                         SOLD    DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
--------------------------------------------------------------------------------
Class A               5,296,654    12,350,156   (34,113,845)     (16,467,035)
Class B                 571,831     3,717,971   (12,206,443)      (7,916,641)
Class C                  93,742       301,981      (663,312)        (267,589)
Class R4                     --         3,367       (51,236)         (47,869)
--------------------------------------------------------------------------------


5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned (e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower). The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At Sept. 30, 2008, securities valued at $3,973,902 were on loan to brokers. For collateral, the Fund received $4,199,600 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the Portfolio of Investments. Income from securities lending amounted to $63,029 for the six months ended Sept. 30, 2008. Expenses paid to the Investment Manager as securities lending agent were $4,339 for the six months ended Sept. 30, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $39,924,763 and $47,350,605, respectively, for the

--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  45



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------



six months ended Sept. 30, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at Sept. 30, 2008, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks led by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 16, 2008, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $475 million. The borrowers shall have the right, upon written notice to the Administrative Agent to request an increase of up to $175 million in the aggregate amount of the credit facility from new or existing lenders, provided that the aggregate amount of the credit facility shall at no time exceed $650 million. Participation in such increase by any existing lender shall be at such lender's sole discretion. Under the prior credit facility, the collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permitted collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.75%. Under the prior credit facility, interest was charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum, in addition to an upfront fee equal to its pro rata share of 0.02% of the amount of the credit facility. Under the prior credit facility, the Fund paid a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. The Fund had no borrowings during the year ended Sept. 30, 2008.

8. POST-OCTOBER LOSS

Because the measurement periods for a regulated investment company's income are different for excise tax purposes versus income tax purposes, special rules are in place to protect the amount of earnings and profits needed to support excise tax distributions. As a result, the Fund is permitted to treat net capital losses realized between Nov. 1, 2007 and its fiscal year end ("post-October loss") as occurring on the first day of the following tax year. At March 31, 2008, the Fund

--------------------------------------------------------------------------------
46  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------




had a post-October loss of $37,352,005 that is treated for income tax purposes as occurring on April 1, 2008.

It is unlikely the Board will authorize distributions of any net realized capital gains for the Fund until the respective capital loss carry-overs have been offset or expire.

9. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  47



NOTES TO FINANCIAL STATEMENTS (continued) --------------------------------------


On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co., Inc. (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG). In September 2005, the New York staff of the SEC indicated that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and the distributor of the Seligman Funds, Seligman Advisors, Inc., relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds.

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc., Seligman Data Corp. (transfer agent for the Seligman Funds) and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that, in addition to the four arrangements noted above, the Seligman Parties permitted other persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies managed by Seligman is and has been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. The NYAG is seeking damages of at least $80 million and restitution, disgorgement, penalties and costs and injunctive relief. The Seligman Parties answered the complaint in December 2006 and believe that the claims are without merit. Any resolution of these matters may include the relief noted above or other sanctions or changes in procedures. Any damages would be paid by Seligman and not by the Seligman Funds. If the NYAG obtains injunctive relief, Seligman and its affiliates could, in the absence of the SEC in its discretion granting exemptive relief, be enjoined from providing advisory and underwriting services to the Seligman Funds and other registered investment companies. Seligman does not believe that the foregoing legal action or other possible actions will have a material adverse

--------------------------------------------------------------------------------
48  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------




impact on Seligman or its clients, including the Seligman Funds and other investment companies managed by it; however, there can be no assurance of this or that these matters and any related publicity will not affect demand for shares of the Seligman Funds and such other investment companies or have other adverse consequences.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  49



APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds"). In addition, under the subadvisory agreement (the "Subadvisory Agreement") between RiverSource Investments and the subadviser (the "Subadviser"), the Subadviser performs portfolio management and related services for the Fund.

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement and the Subadvisory Agreement (together, the "Advisory Agreements"). RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the Advisory Agreements. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the Advisory Agreements.

Nature, Extent and Quality of Services Provided by RiverSource Investments and the Subadviser: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments and the Subadviser, as well as their expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by

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50  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



--------------------------------------------------------------------------------



RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and the Subadviser, and each entity's ability to carry out its responsibilities under the Advisory Agreements. The Board also discussed the acceptability of the terms of the Advisory Agreements (including the relatively broad scope of services required to be performed by RiverSource Investments and the Subadviser). The Board concluded that the services being performed under the Advisory Agreements were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments, its affiliates and the Subadviser were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the Advisory Agreements, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved. Additionally, the Board reviewed the performance of the Subadviser and the selection and monitoring processes for the Subadviser. The Board considered, in particular, management's rationale for recommending the continued retention of the Subadviser.

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the Advisory Agreements. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  51



APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------


The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its continued appropriateness. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees and subadvisory fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the Advisory Agreements.


--------------------------------------------------------------------------------
52  RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT



PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote the proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
              RIVERSOURCE SMALL CAP ADVANTAGE FUND -- 2008 SEMIANNUAL REPORT  53



NOTES --------------------------------------------------------------------------




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NOTES  -------------------------------------------------------------------------




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NOTES  -------------------------------------------------------------------------




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THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED
PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.


ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return Currency and Income Fund
Threadneedle Global Extended Alpha Fund
ADVICE-BUILT(SM) SOLUTIONS

RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund

RIVERSOURCE PORTFOLIO BUILDER SERIES
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Total Equity Fund

RIVERSOURCE RETIREMENT PLUS(R) SERIES
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund

RIVERSOURCE STRATEGIC ALLOCATION FUND

SINGLE-STRATEGY FUNDS

GROWTH FUNDS
RiverSource Partners Aggressive Growth Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap Growth Fund

BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Small Company Index Fund

VALUE FUNDS
RiverSource Balanced Fund
RiverSource Disciplined Large Cap Value Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Equity Income Fund
RiverSource Dividend Opportunity Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Value Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income Fund
RiverSource Partners International Select Growth Fund
Threadneedle International Opportunity Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund


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
TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Strategic Income Allocation Fund
RiverSource U.S. Government Mortgage Fund

TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt Fund
RiverSource Intermediate Tax-Exempt Fund
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Fund**



You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.


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                                  THIS PAGE IS NOT PART OF THE SEMIANNUAL REPORT



RIVERSOURCE SMALL CAP ADVANTAGE FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                           S-6431 L (11/08)